CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and “Summary of Financial Data” and to the use of our report dated February 28, 2006 in the Registration Statement (Form SB-2 dated April 14, 2006) and related Prospectus of Voice Mobility International Inc. for the registration of 7,158,612 shares of its common stock.

/s/ ERNST & YOUNG LLP

Vancouver, Canada,

April 13, 2006	Chartered Accountants